Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             -----------------------

                           IVP TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   65-6998896
                      (I.R.S. Employer Identification No.)

                      2275 LAKESHORE BLVD. WEST, SUITE 401
                         TORONTO, ONTARIO M8V 3Y3 CANADA
                    (Address of Principal Executive Offices)

            AGREEMENT FOR THE PROVISION OF MARKETING SERVICES BETWEEN
                  THE REGISTRANT AND VANESSA LAND PROVIDING FOR
                THE ISSUANCE OF 5,000,000 SHARES OF COMMON STOCK

                            (Full Title of the Plan)

                             CLAYTON E. PARKER, ESQ.
                                TROY RILLO, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                    201 SOUTH BISCAYNE BOULEVARD, SUITE 2000
                              MIAMI, FLORIDA 33131
                     (Name and Address of Agent For Service)

                                 (305) 539-3300
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


=================================================================================================================================
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                 AMOUNT                OFFERING PRICE         AGGREGATE OFFERING      AMOUNT OF REGISTRATION
TO BE REGISTERED               TO BE REGISTERED           PER SHARE (1)               PRICE (1)                 FEE (1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        5,000,000 shares               $0.16                   $800,000                   $73.60
$0.001 per share
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1) of the Securities  Exchange Act of 1934, the proposed  maximum  offering price per share,  proposed maximum  aggregate  offering  price and amount of  registration  fee were computed  based upon the average of the high and low prices of the shares of Common Stock on April 29, 2002.


                                     PART I

                          INFORMATION REQUIRED IN THIS
                            SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II

                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

      The following documents have been previously filed by IVP Technology Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

           (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 15, 2002;

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2001, the end of the Registrant's last fiscal year;

           (c) The  description  of the  Company's  Common  Stock  contained  in
Exhibit 4.4 of its Registration Statement on Form S-8 filed with the Commission on July 23, 2001 as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the


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


Company. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes
Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.



ITEM 8.  EXHIBITS.
         --------

Exhibit No.     Description                                  Location
-----------     ----------------------------------           -----------------

5.1             Opinion of Kirkpatrick & Lockhart            Provided herewith
                LLP re: legality

10.1            Agreement For the Provision of Marketing     Provided herewith
                Services between the Registrant and
                Vanessa Land

23.1            Consent of Kirkpatrick & Lockhart LLP        Incorporated by
                                                             reference in
                                                             Exhibit 5.1 to this
                                                             Form S-8

23.2            Consent of Weinberg & Company, P.A.          Provided herewith

ITEM 9.  UNDERTAKINGS.
         ------------

           (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on May 3, 2002.


                                    IVP TECHNOLOGY CORPORATION

                                    By:    /s/ Brian MacDonald
                                           -----------------------
                                    Name:  Brian MacDonald
                                    Title: President, Chief Executive Officer
                                    (Principal Accounting Officer) and Director


      In accordance with the Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE                           TITLE                    DATE
-------------------------           --------------------     -------------------


/s/ J. Stephen Smith
-------------------------           Director                 May 3, 2002
J. Stephen Smith

/s/ Peter Hamilton
-------------------------           Director                 May 3, 2002
Peter Hamilton

                                  EXHIBIT LIST

EXHIBIT NO.     DESCRIPTION                         LOCATION
------------    ---------------------------------   ----------------------
5.1             Opinion of Kirkpatrick & Lockhart   Provided herewith
                LLP re: legality

10.1            Agreement For the Provision of      Provided herewith
                Marketing Services between the
                Registrant and Vanessa Land

23.1            Consent of Kirkpatrick & Lockhart   Incorporated by reference
                LLP                                 in Exhibit 5.1 to this Form
                                                    S-8


23.2            Consent of Weinberg & Company, P.A. Provided herewith